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                                                                                                     EXHIBIT 12.1



                                                 RJR NABISCO, INC.
                                 COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                               (Dollars in Millions)


                                                                                    Three Months
                                                                                        Ended
                                                                                   March 31, 1994
                                                                                   --------------
     Earnings before fixed charges:
         Income before extraordinary item  . . . . . . . . . . . . . . .                 $ 194
         Provision for income taxes  . . . . . . . . . . . . . . . . . .                   135
                                                                                         -----
         Income before income taxes  . . . . . . . . . . . . . . . . . .                   329
         Interest expense  . . . . . . . . . . . . . . . . . . . . . . .                   286
         Amortization of debt issuance costs . . . . . . . . . . . . . .                     5
         Interest portion of rental expense  . . . . . . . . . . . . . .                    13
                                                                                        ------
     Earnings before fixed charges . . . . . . . . . . . . . . . . . . .                 $ 633
                                                                                         =====

     Fixed charges:
         Interest expense  . . . . . . . . . . . . . . . . . . . . . . .                 $ 286
         Amortization of debt issuance costs . . . . . . . . . . . . . .                     5
         Interest portion of rental expense  . . . . . . . . . . . . . .                    13
         Capitalized interest  . . . . . . . . . . . . . . . . . . . . .                     3
                                                                                       -------
                 Total fixed charges . . . . . . . . . . . . . . . . . .                 $ 307
                                                                                         =====

     Ratio of earnings to fixed charges  . . . . . . . . . . . . . . . .                   2.1
                                                                                        ======

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